Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) entered into this 12th day of April, 2011, by and between Ki Yin Chan, an individual residing at Hong Kong (the “Purchaser”) and Chi Yip Tai, an individual residing at Hong Kong (the “Seller”) (collectively, the “Parties”).

WHEREAS, the Seller owns 1,000 free trading shares of the issued and outstanding common stock, $0.00001 par value, of Green Solutions China, Inc., a Delaware corporation (the “Company”) (the “Shares”);

WHEREAS, Purchaser desires to purchase and the Seller desires to sell the Shares upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Sale and Purchase of Shares.  The Seller agrees to sell and the Purchaser agrees to purchase the Shares for the consideration contained in this Agreement and subject to the terms and conditions of this Agreement.

2.           Purchase Price.  The price for the Shares shall be Three Thousand Dollars ($3,000) (the “Purchase Price”).

3.           Closing of Transaction.

3.1           Closing. Unless otherwise agreed, the closing (the “Closing”) of the transactions to effected hereunder shall take place at Hong Kong, within 3 days from the date of this Agreement, or such other date and/or time as the Parties may mutually determine (the “Closing Date”).

3.2           Deliveries at Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing (a) the Seller shall deliver or cause to be delivered the various documents, certificates and instruments listed in Section 7; and (b) the Purchaser shall cause to be delivered the various documents, certificates and instruments listed in Section 6.

4.           Representations and Warranties of the Seller.  As an inducement to the Purchaser to enter into this Agreement and consummate the transaction contemplated hereby, the Seller hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the Closing Date:

4.1           The Seller is the record and beneficial owner of all of the Shares and the Seller owns the Shares, free of any claim, lien, security interest or encumbrance of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the Shares free of any such claim, lien, security interest or encumbrance;

4.2           The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Seller;

4.3           The Seller has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.           Representations and Warranties of the Purchaser.  As an inducement to the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the Closing Date:

5.1           The Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser;

5.2            The execution and delivery of this Agreement by the Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it;

5.3           No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, designating the Purchaser as the bankrupt or the insolvent, are pending or, to the knowledge of the Purchaser, threatened and the Purchaser has not made an assignment for the benefit of creditors, nor has Purchaser taken any action with a view to, or which would constitute the basis for, the institution of any such insolvency proceedings;

5.4           There are no actions, suits, or proceedings pending or, to the best of the Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Shares pursuant to the terms and provisions of this Agreement; and

5.5           The Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

5.6           The Purchaser has relied solely on the reports of the Company filed with the Securities and Exchange Commission in making its decision to purchase the Shares.

5.7    The Purchaser is purchasing the Shares solely for his own account (or that of a trust established for the benefit of his children) for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act ”). Purchaser also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for the Purchaser’s account (or that of a trust established for the benefit of his children) only, and neither in whole or in part for any other person. The Purchaser either has a pre-existing business or personal relationship with the Company or any of its officers, directors or controlling persons or by reason of the Purchaser’s business or financial experience or the business or financial experience of the Purchaser’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to evaluate the merits and risks of an investment in the Company and to protect the Purchaser’s own interests in connection with this transaction.

5.8    The Purchaser realizes that the purchase of the Shares will be a highly speculative investment and involves a high degree of risk, and the Purchaser is able, without impairing financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the Purchaser’s investment.

5.9    The Purchaser is an “accredited investor” as that term is defined in Regulation D under the Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares, and the Purchaser is able to bear the economic risk of his investment.

6.           Conditions of the Seller’s Performance.  The Seller shall not be obligated to proceed with the Closing unless each one of the following conditions has been met:

6.1           The representations, covenants and warranties of the Purchaser contained in this Agreement shall be materially true and correct on and as of the time of Closing hereunder as though each covenant, representation or warranty was made at and as of such time;

6.2           The Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date hereof;

6.3           No action, suit, or proceeding shall be pending or threatened before any federal, state and foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; and

6.4           The Purchaser shall pay to the Seller the purchase price in accordance with the terms hereof by wire transfer, pursuant to the wire transfer instructions attached hereto as Exhibit A, at the Closing.

The Seller may waive any condition specified in this Section 6 if it executes a writing so stating at or prior to the Closing.

7.           Conditions of the Purchaser’s Performance.  The Purchaser shall not be obligated to proceed with the Closing unless each one of the following conditions has been met:

7.1           The representations, covenants and warranties of the Seller contained in Section 4 and elsewhere in this Agreement shall be true and correct in all material respects as of the time of Closing hereunder, as though each covenant, representation or warranty was made at and as of such time;

7.2           The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date hereof;

7.3           No action, suit, or proceeding shall be pending or threatened before any federal, state and foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

7.4           The Seller shall have delivered to Purchaser (a) original stock certificate(s) evidencing the Shares, (b) executed stock power(s) with a medallion guarantee transferring the Shares to the Purchaser, and (c) shall have taken such actions as are necessary as to effectuate such a sale with the Company’s transfer agent; and

7.5           All proceedings taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing.

8.           Survival of Representations and Warranties and Agreements.  All representations and warranties of the parties contained in this Agreement shall survive the Closing and shall not be affected by any investigation made prior to the Closing.

9.           Termination of Agreement.

9.1           Termination. Any or all of the Parties may terminate this Agreement as provided below:

(a)           The Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b)           A Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Closing in the event the other Party has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the other Party has been notified of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach.

(c)           Either Party may terminate this Agreement if there shall be a final non-appealable order of a federal or state court restraining or prohibiting the consummation of the transactions contemplated by this Agreement, or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any governmental entity, that would make the consummation of the transactions contemplated by this Agreement illegal.

9.2           Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

10.           Indemnification.

10.1           Indemnification Provisions for Benefit of the Purchaser.  In the event the Seller breaches any of its representations, warranties, and/or covenants contained herein or in the event any type of liability is or was created with regard to the Shares arising prior to Closing and provided that the Purchaser make a written claim for indemnification against the Seller, then the Seller agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

10.2           Indemnification Provisions for Benefit of the Seller.  In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein and provided that the Seller make a written claim for indemnification against the Purchaser, then the Purchaser agrees to indemnify the Seller from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys' fees and expenses.

11.       Post Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

11.1             General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 10).

11.2           Seller.  The Seller hereby covenants that, after the Closing, the Seller will, at the request of Purchaser, execute, acknowledge and deliver to the Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Shares, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

12.           Expenses.  Except as otherwise provided in this Agreement, all parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

13.           Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

14.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

15.           Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

16.           Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

To the Seller:	Room 3601, 36/F, The Center,
99 Queen’s Road Central, Central,
Hong Kong

To the Purchaser:	Room 3601, 36/F, The Center,
99 Queen’s Road Central, Central,
Hong Kong

or to such other address as any of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be evidence of successful facsimile delivery. Time shall be counted from the date of transmission.

17.           Attorney's Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, including the fees on appeal, costs and expenses.

18.           Governing Law; Venue.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Delaware. Any proceeding or action must be commenced in the appropriate federal or state court in the State of Delaware and in no other forum. The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.

19.           Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

20.           Assignment.  No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

21.           Section Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Pages Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

SELLER:

By:	/s/ Chi Yip Tai
[Chi Yip Tai]
[Room 3601, 36/F, The Center, 99 Queen's Road Central, Central, Hong Kong]

PURCHASER:

By:	/s/ Ki Yin Chan
[Ki Yin Chan]
[Room 3601, 36/F, The Center, 99 Queen's Road Central, Central, Hong Kong]